UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2010

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 27, 2010, The Interpublic Group of Companies, Inc. (“Interpublic”) amended and restated its Executive Change of Control Agreements with Michael I. Roth, Frank Mergenthaler, Philippe Krakowsky and Timothy A. Sompolski (each, a “named executive officer”) to extend the term of each agreement until September 2013 and to make certain other nonmaterial changes.  The material terms of the change in control agreements are described with respect to each named executive officer in Interpublic’s definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 19, 2010 (see “Employment Agreements, Termination of Employment and Change of Control Arrangements”).  The prior change in control agreements for the named executive officers were scheduled to expire by their terms in September 2010.

Item 9.01.  Financial Statements and Exhibits.

10.1           Executive Change of Control Agreement, effective as of May 27, 2010, by and between The Interpublic Group of Companies, Inc. (“Interpublic”) and Michael I. Roth.

10.2           Executive Change of Control Agreement, effective as of May 27, 2010, by and between Interpublic and Frank Mergenthaler.

10.3           Executive Change of Control Agreement, effective as of May 27, 2010, by and between Interpublic and Philippe Krakowsky.

10.4           Executive Change of Control Agreement, effective as of May 27, 2010, by and between Interpublic and Timothy A. Sompolski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: May 27, 2010	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary